Exhibit 5.2

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

March 24, 2011

Dycom Industries, Inc.
117770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Re:           Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

We have acted as special Florida counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of its common stock, $0.33 1/3 par value per share (the “Common Stock”) and (ii) shares of its preferred stock, $1.00 par value per share (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”). The Equity Securities may be issued and sold by the Company pursuant to the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by the Company with the Securities Exchange Commission (the “Commission”) on March 24, 2011. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)
When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)
When, as, and if shares of Preferred Stock have been duly authorized by appropriate corporate action (including the filing of any required amendment to the Company’s articles of incorporation designating the rights, preferences and limitations of the shares of Preferred Stock), issued and delivered against payment to the Company of the purchase price of such shares of Preferred Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

Each of our opinions expressed herein is also subject to the following qualifications and exceptions: (a) except to the extent encompassed by an opinion set forth above with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; (b) our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and (c) insofar as the foregoing opinions relate to compliance with an agreement, that such agreement will be enforceable against the Company.

In rendering the opinions expressed above, we have further assumed that (i) the Equity Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Equity Securities and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) certificates, if required, representing the Equity Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly  authenticated and countersigned and (v) a sufficient number of shares will be authorized and available for issuance.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT